UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)           On June 12, 2012, MGM Resorts International, a Delaware corporation (the “Company”), adopted a Change of Control Policy for Executive Officers (the “Change of Control Policy”).  The Change of Control Policy provides a uniform severance policy for terminations by us without good cause, or by an executive officer with good cause, following a change of control, as defined in the Change of Control Policy (a “Qualifying Termination”).  None of the Company’s named executive officers is currently a participant under the Change of Control Policy.  However, the Company expects that the Change of Control Policy will eventually be the only source of change of control benefits for the Company’s named executive officers as the employment agreements with them expire and are replaced with new agreements.  Alternatively, the Company may offer named executive officers the opportunity to become covered under the Change of Control Policy in replacement of their current employment agreement provisions.  The executive officers to be covered by the Change of Control Policy will be determined by the Compensation Committee of the Board of Directors from time to time. The benefits available under the Change of Control Policy to a covered executive officer in connection with a Qualifying Termination are as follows, provided that the covered executive officer delivers to the Company and does not revoke a general release in a form prescribed by the Company:

•              CEO:  2.0 times the sum of base salary and target bonus (subject to a $10 million cap) and accelerated vesting of equity awards (with up to a 12-month continued exercise period for stock appreciation rights following termination), plus a lump sum payment equal in value to 24 months of continued health and insurance benefits.

•              Other covered executive officers:  2.0 times the sum of base salary and target bonus (subject to a $4 million cap) and accelerated vesting of equity awards (with up to a 12-month continued exercise period for stock appreciation rights following termination), plus a lump sum payment equal in value to 24 months of continued health and insurance benefits.

The foregoing description of the Change of Control Policy is a summary and is qualified in its entirety by reference to the Change of Control Policy, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 12, 2012, at which stockholders voted on the matters set forth below.

Proposal 1: To Elect a Board of Directors

Director	Votes For	Votes Withheld
Robert H. Baldwin	346,431,025	1,437,870
William A. Bible	346,381,415	1,487,480
Burton M. Cohen	346,430,682	1,438,213
Willie D. Davis	327,982,879	19,886,016
Alexis M. Herman	345,109,835	2,759,060
Roland Hernandez	339,163,898	8,704,997
Anthony Mandekic	330,333,176	17,535,719
Rose McKinney-James	333,296,689	14,572,206
James J. Murren	338,532,068	9,336,827
Daniel J. Taylor	330,264,780	17,604,115

Broker Non-Votes: 76,794,124

Each of the foregoing directors was elected and received the affirmative vote of a plurality of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To Ratify the Selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2012.

For	Against	Abstain
420,452,914	3,672,615	537,490

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
222,690,422	124,124,015	1,054,458

Broker Non-Votes: 76,794,124

The foregoing Proposal 3 was approved.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	MGM Resorts International Change of Control Policy for Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 15, 2012

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President, Deputy General Counsel &
Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	MGM Resorts International Change of Control Policy for Executive Officers